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                                                                    EXHIBIT 3.18
                                                                    ------------


                                    BY-LAWS

                                      OF

                           FALCONITE AVIATION, INC.

                               TABLE OF CONTENTS

ARTICLE I.
     OFFICES............................................................   1

ARTICLE II.
     STOCKHOLDERS.......................................................   1

ARTICLE III.
     BOARD OF DIRECTORS.................................................   4

ARTICLE IV.
     OFFICERS...........................................................   5


ARTICLE V.
     CONTRACTS, LOANS, CHECKS AND DEPOSITS..............................   7

ARTICLE VI.
     CERTIFICATES FOR SHARES AND THEIR TRANSFER.........................   8

ARTICLE VIII.
     FINANCIAL INTEREST OF CORPORATE OFFICERS; EFFECT ON
     CONTRACTS..........................................................   9

ARTICLE IX.
     WAIVER OF NOTICE...................................................   9

ARTICLE X.
     AMENDMENTS.........................................................   9

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                                    BY-LAWS
                                      OF
                           FALCONITE AVIATION, INC.

                                  ARTICLE I.
                                    OFFICES

     The principal office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware 19805. The Corporation may have such other office(s), either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the General Corporation Law of Delaware, as amended, to be maintained in the State of Delaware may be, but need not be, identical with its principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II.
                                 STOCKHOLDERS

     Section 2.1.   Annual Meeting. The annual meeting of the stockholders
                    --------------
shall be held on the last Tuesday in the month of March, in each year, beginning with the year 1997, at the hour of 10:00 A.M., or at such other date or time as shall be designated by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 2.2.   Special Meeting. A special meeting of the stockholders,
                    ---------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Board of Directors, or by the holders of not less than one-third of all the outstanding shares of the Corporation entitled to vote at such meeting.

     Section 2.3.   Place of Meeting. The Board of Directors may designate any
                    ----------------
place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting of the stockholders.

     Section 2.4.   Notice of Meeting. Unless a different manner of giving
                    -----------------
notice is prescribed by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

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     Section 2.5.   Meetings, How Convened. Every meeting, for whatever
                    ----------------------
purpose, of the stockholders of the Corporation shall be convened by its President, Secretary or other officer, or any of the persons calling the meeting by notice given as herein provided.

     Section 2.6.   Fixing Date of Record.
                    ---------------------

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     (b)  If no record date is fixed:

          (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.7.   Quorum. Unless a greater portion shall he required by
                    ------
statute for a specified action, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety (90) days after such adjournment, and no notice need be given of such adjournment to stockholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Certificate of Incorporation or the By-Laws of the Corporation.

     Section 2.8.   Proxies. At all meetings of stockholders, a Stockholder may
                    -------
vote in person or by proxy executed in writing by the Stockholder or by the Stockholder's duly authorized attorney in fact. Such proxy shall be filed with the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A

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duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies, If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

     Section 2.9.   Voting of Shares. Subject to the provisions of law and the
                    -----------------
Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders.

     Section 2.10.  Voting of Shares by Certain Holders. Shares standing in
                    ------------------------------------
the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Section 2.11.  Stockholder Action Without a Meeting. Any action required
                    ------------------------------------
to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which

                                      -3-
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all shares entitled to vote thereon were present and voted; provided that each consent shall bear the date of signature of each Stockholder and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered in the manner provided by law to the corporation or the officer of the corporation having custody of the corporate minute book. Such consents shall have the same force and effect as a unanimous vote of the stockholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the stockholders.

                                 ARTICLE III.
                              BOARD OF DIRECTORS

     Section 3.1.   General Powers. The business and affairs of the Corporation
                    --------------
shall be managed by its Board of Directors.

     Section 3.2.   Number, Term and Qualifications. The number of directors
                    -------------------------------
shall be three (3), as fixed from time to time by the Board of Directors or stockholders. Each director shall hold office until the next annual meeting of stockholders or until his successor is elected.

     Section 3.3.   Regular Meetings. A regular meeting of the Board of
                    ----------------
Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.4.   Special Meetings. A special meeting of the Board of
                    ----------------
Directors may be called by, or at the request of, the President or any two directors. The person or persons authorized to call such special meeting of the Board of Directors may fix any time and place, either within or without the State of Delaware, at the time and place for holding such special meeting.

     Section 3.5.   Notice. Notice of any special meeting shall be delivered
                    -------
at least three (3) days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram. if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon paid. If notice be given by telegram, such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6.   Quorum Participation by Telephone. A majority of the full
                    ---------------------------------
Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

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